UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2015

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Illinois	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 3.02 below is hereby incorporated by reference in this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Creation of Series C Preferred Stock

On June 10, 2015, Pernix Group, Inc. (the “Company”) filed a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State, designating 4,000,000 shares of the Company’s undesignated preferred stock, par value $0.01 per share, as Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”) included in the Company’s Current Report on Form 8-K filed June 16, 2015.

On June 30, 2015, the Company amended the Certificate of Designations (the “Amended and Restated Certificate of Designations”) where by all of the terms included in the Certificate of Designations filed on June 16, 2015 are the same except for the Common Stock value in section 3.(a) Dividend Rights which is being reduced from $5.00 USD per share to $4.48 USD per share.  The Amended and Restated Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Series C Preferred Stock Offering

On June 26, 2015, the Company entered into Series C Cumulative, Convertible Preferred Stock Purchase Agreements (the “SPAs”) with each of Ernil Continental S.A., BVI (“Ernil”) and Halbarad Group, Ltd., BVI (“Halbarad”), the two largest shareholders of the Company.  Copies of each SPA are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and the descriptions of certain terms of the SPAs contained herein are summaries and are qualified in their entirety by reference to the full text of the SPAs.

Pursuant to the terms of the SPAs, the Company has agreed to issue 990,000 shares and 810,000 shares, respectively, of Series C Cumulative Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) to each of Ernil and Halbarad at a purchase price per share of $10.00 for total cash investments by Ernil and Halbarad of $9,900,000 and $8,100,000, respectively.

There were no underwriting discounts or commissions incurred in the offering of Series C Preferred Stock to Ernil and Halbarad.  The Company expects to use the proceeds of the offering of Series C Preferred Stock for general working capital purposes, including the funding of the acquisition of KBR Building Group, LLC for $22.0 million and the $6.0 million working capital associated with the transaction.

The Company at its option, may convert each share of Series C Preferred Stock into one share of the Company’s common stock upon 30 days’ written notice to the holder of such Series C Preferred Stock and subject to adjustment for certain antidilution provisions set forth in the Certificate of Designations of the Series C Preferred Stock. Dividends will cease to accrue on shares of Series C Preferred Stock on the date of any such conversion.

The issuance and sale of the Series C Preferred Stock to Ernil and Halbarad is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Regulation D of the Securities Act.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Series C Preferred Stock and has not offered securities to the public in connection with such issuance and sale.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

3.1 10.1 10.2

Amended and Restated Certificate of Designations, Series C Preferred Stock, dated June 30, 2015

Series C Cumulative, Convertible Preferred Stock Purchase Agreement, dated June 26, 2015, by and between Pernix Group, Inc. and Ernil Continental S.A., BVI

Series C Cumulative, Convertible Preferred Stock Purchase Agreement, dated June 26, 2015, by and between Pernix Group, Inc. and Halbarad Group, Ltd., BVI

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

Dated: July 1, 2015

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